UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

February 25, 2008 Date of Report (Date of earliest event Reported)

L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA	000-32505	91-2103949
(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

720 Third Avenue, Suite# 1611, Seattle, WA 98104

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant's Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

To support expansion of L&L Financial Holdings, Inc. (L&L, or the company) core business of energy in China:

  L&L has recruited Mr. Kong Ling-Min, Senior Geological Engineer on February 20, 2008. Mr. Kong reporting to Mr. Tony Li, CEO of the company's KMC (Kun Ming Coal) subsidiary, is to supervise the on-site exploration team of the Tian-Ri Coal Mine located in the north eastern coal rich region of Yunnan Province of China. The Tian-Ri Coal Mine with a government exploration permit and a feasibility study of a coal reserve of estimated 53 million tons of high grade coal (coking coal) and of estimated $7.3 billion value (at the current market price of approx. $134 per ton of coal), is operated by KMC. KMC is registered with and approved by the Chinese government as an American (i.e. L&L) controlled and operated company.
  The KMC subsidiary moved to a new office of approx. 3,800 sq feet, located at 5th Floor of Yunnan University Science & Technology Building, 59 Science-Medicine Road, Kunming City of Yunnan Province on February 22, 2008. The new office lease starts on January 21, 2008.

Section 2 - Financial Information

N/A

Section 3 - Securities and Trading Markets

N/A

Section 4 - Matters Related to Accountants and Financial Statements

N/A

Section 5 - Corporate Governance and Management

N/A

Section 6 - Asset-backed Securities

N/A

Section 7 - Regulation FD

N/A

Section 8 - Other Events

N/A

Section 9 - Financial Statements and Exhibits

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

By: /S/ Paul Lee

_______________

Date: February 25, 2008

Paul Lee, Chairman